[DESCRIPTION]  Consents of Experts and Counsel

            CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-34262) pertaining to the VWR Scientific Products Corporation Inve$tor Tax Savings Plan of our report dated June 20, 1997, with respect to the financial statements and schedules of the VWR
Scientific Products Corporation Inve$tor Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                           BY (SIGNATURE)


                           ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 25, 1997